NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income of $109 Million; Net Premiums Written Increased 6%

Greenwich, CT, July 25, 2016 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2016 of $109 million, or 85 cents per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2016	2015	2016	2015

Gross premiums written	$1,939,365	$1,811,398	$3,895,062	$3,663,203
Net premiums written	1,642,569	1,543,925	3,306,291	3,119,327

Net income	108,967	123,035	228,477	241,342
Net income per diluted share	0.85	0.95	1.78	1.84

Operating income (1)	104,862	105,124	219,599	211,052
Operating income per diluted share	0.82	0.81	1.71	1.61

Return on equity (2)	9.5%	10.7%	9.9%	10.5%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Second quarter highlights included:

•	Net premiums written increased 6.4%.

•	The combined ratio was 92.3% before catastrophe losses and 94.9% after catastrophe losses.

•	Book value per share grew 3.2% in the quarter and 7.1% for the first six months of 2016.

•	Pre-tax return on equity was 13.8%.

The Company commented:

We are pleased with our results for the second quarter, especially in light of significant industry-wide catastrophe activity as well as global uncertainty that contributed to volatility in the financial markets. Although the environment remains competitive, net premiums written continued to grow as we target areas of the market that offer attractive margins. We continue to find opportunities to attract talented individuals with the knowledge and expertise to build new specialty businesses and strengthen our franchise. During the quarter, we announced the creation of a high net worth personal lines business and the formation of Berkley Insurance Asia. We expect to announce other new ventures during the balance of the year.

As we previously stated, we expect to report a pre-tax gain of approximately $130 million from the sale of an investment in our alternative portfolio in the third quarter. Investing for total return remains an important part of our strategy to build long-term shareholder value in a low interest rate environment. These gains cause variability in our quarterly results, but we expect them to enhance our overall returns.
Our Company is well positioned for the current environment and has the strength and flexibility to respond to changes as they occur. Accordingly, we remain optimistic about the second half of 2016.
Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 25, 2016, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx.
A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2016 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2016 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2016	2015	2016	2015
Revenues:
Net premiums written	$1,642,569	$1,543,925	$3,306,291	$3,119,327
Change in unearned premiums	(82,776)	(50,884)	(219,163)	(154,273)
Net premiums earned	1,559,793	1,493,041	3,087,128	2,965,054
Investment income	129,049	127,583	259,182	251,822
Insurance service fees	36,939	35,942	77,301	72,460
Net realized investment gains	6,315	27,557	31,772	46,601
Other than temporary impairments	—	—	(18,114)	—
Revenues from non-insurance businesses	123,764	105,596	225,544	198,202
Other income	54	46	312	305
Total revenues	1,855,914	1,789,765	3,663,125	3,534,444
Expenses:
Losses and loss expenses	964,162	906,235	1,886,483	1,806,943
Other operating costs and expenses	581,955	573,582	1,164,414	1,124,628
Expenses from non-insurance businesses	116,731	98,730	212,262	188,400
Interest expense	34,752	33,031	66,976	67,569
Total expenses	1,697,600	1,611,578	3,330,135	3,187,540
Income before income taxes	158,314	178,187	332,990	346,904
Income tax expense	(49,408)	(55,138)	(103,837)	(105,411)
Net income before noncontrolling interests	108,906	123,049	229,153	241,493
Noncontrolling interests	61	(14)	(676)	(151)
Net income to common stockholders	$108,967	$123,035	$228,477	$241,342

Net income per share:
Basic	$0.89	$0.99	$1.86	$1.93
Diluted	$0.85	$0.95	$1.78	$1.84

Average shares outstanding:
Basic	122,616	123,781	122,698	124,869
Diluted	128,575	129,988	128,562	131,228

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Second Quarter		Six Months
	2016	2015	2016	2015
Insurance:
Gross premiums written	$1,753,273	$1,658,954	$3,516,343	$3,351,357
Net premiums written	1,471,749	1,401,078	2,960,486	2,826,217
Premiums earned	1,399,865	1,351,382	2,775,223	2,662,658
Pre-tax income	183,261	183,470	389,176	371,639
Loss ratio	61.9%	61.3%	61.2%	61.2%
Expense ratio	32.3%	33.0%	32.4%	32.7%
GAAP combined ratio	94.2%	94.3%	93.6%	93.9%

Reinsurance:
Gross premiums written	$186,092	$152,444	$378,719	$311,846
Net premiums written	170,820	142,847	345,805	293,110
Premiums earned	159,928	141,659	311,905	302,396
Pre-tax income	17,073	27,122	38,870	47,384
Loss ratio	61.3%	54.9%	60.5%	58.8%
Expense ratio	40.1%	38.7%	39.2%	37.1%
GAAP combined ratio	101.4%	93.6%	99.7%	95.9%

Corporate and Eliminations:
Net realized investment gains	$6,315	$27,557	$13,658	$46,601
Interest expense	(34,752)	(33,031)	(66,976)	(67,569)
Other revenues and expenses	(13,583)	(26,931)	(41,738)	(51,151)
Pre-tax loss	(42,020)	(32,405)	(95,056)	(72,119)

Consolidated:
Gross premiums written	$1,939,365	$1,811,398	$3,895,062	$3,663,203
Net premiums written	1,642,569	1,543,925	3,306,291	3,119,327
Premiums earned	1,559,793	1,493,041	3,087,128	2,965,054
Pre-tax income	158,314	178,187	332,990	346,904
Loss ratio	61.8%	60.7%	61.1%	60.9%
Expense ratio	33.1%	33.5%	33.1%	33.1%
GAAP combined ratio	94.9%	94.2%	94.2%	94.0%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2016, the Company reports its operating results in two segments - Insurance (formerly, Insurance-Domestic and Insurance-International) and Reinsurance. Reclassifications have been made to the Company's 2015 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2016	2015	2016	2015
Net premiums written:
Other liability	$498,466	$432,462	$956,764	$854,496
Workers' compensation	346,167	348,972	748,949	726,841
Short-tail lines (1)	327,409	328,745	679,305	675,440
Commercial automobile	167,277	167,969	326,279	338,920
Professional liability	132,430	122,930	249,189	230,520
Total Insurance	1,471,749	1,401,078	2,960,486	2,826,217
Casualty reinsurance	105,507	94,842	204,694	204,442
Property reinsurance	65,313	48,005	141,111	88,668
Total Reinsurance	170,820	142,847	345,805	293,110
Total	$1,642,569	$1,543,925	$3,306,291	$3,119,327

Losses from catastrophes:
Insurance	$32,609	$22,690	$47,706	$37,152
Reinsurance	7,901	1,797	8,440	1,797
Total	$40,510	$24,487	$56,146	$38,949

Investment income
Core portfolio (2)	$107,341	$105,849	$217,647	$215,048
Investment funds	18,456	21,851	35,093	27,912
Arbitrage trading account	$3,252	(117)	$6,442	8,862
Total	$129,049	$127,583	$259,182	$251,822

Other operating costs and expenses:
Underwriting expenses	$516,287	$500,234	$1,021,542	$982,294
Service expenses	37,628	32,374	71,426	63,458
Net foreign currency (gains) losses	(13,084)	3,076	(9,356)	2,509
Other costs and expenses	41,124	37,898	80,802	76,367
Total	$581,955	$573,582	$1,164,414	$1,124,628

Cash flow from operations	$155,991	$271,871	$296,759	$332,883

Reconciliation of operating and net income:
Operating income (3)	$104,862	$105,124	$219,599	$211,052
After-tax investment gains	4,105	17,911	8,878	30,290
Net income	$108,967	$123,035	$228,477	$241,342

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains. Management believes that excluding net investment gains provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2016	December 31, 2015

Net invested assets (1)	$17,235,050	$16,460,690
Total assets	23,025,863	21,724,156
Reserves for losses and loss expenses	10,897,876	10,669,150
Senior notes and other debt	1,808,522	1,844,621
Subordinated debentures	727,242	340,320
Common stockholders’ equity (2)	4,902,501	4,600,246
Common stock outstanding (3)	122,642	123,308
Book value per share (4)	39.97	37.31
Tangible book value per share (4)	38.21	35.78

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $363 million and $181 million as of June 30, 2016 and December 31, 2015, respectively. Unrealized currency translation losses were $305 million and $247 million as of June 30, 2016 and December 31, 2015, respectively.

(3)	During the first six months of 2016, the Company repurchased 734,055 shares of its common stock for $37.4 million, all of which took place in the first quarter.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
June 30, 2016
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$560,490	3.3%
State and municipal:
Special revenue	2,759,821	16.0%
State general obligation	644,791	3.7%
Pre-refunded	485,518	2.8%
Corporate backed	404,060	2.3%
Local general obligation	392,923	2.3%
Total state and municipal	4,687,113	27.1%
Mortgage-backed securities:
Agency	770,222	4.5%
Residential - Prime	241,798	1.4%
Commercial	97,724	0.6%
Residential — Alt A	43,418	0.3%
Total mortgage-backed securities	1,153,162	6.8%
Asset-backed securities	1,916,276	11.1%
Corporate:
Industrial	2,214,423	12.9%
Financial	1,239,538	7.2%
Utilities	214,564	1.2%
Other	71,017	0.4%
Total corporate	3,739,542	21.7%
Foreign government	898,339	5.2%
Total fixed maturity securities (1)	12,954,922	75.2%
Equity securities available for sale:
Preferred stocks	147,765	0.9%
Common stocks	138,887	0.8%
Total equity securities available for sale	286,652	1.7%
Investment funds (2)	1,203,067	7.0%
Cash and cash equivalents (3)	1,126,927	6.5%
Real estate	1,024,102	5.9%
Arbitrage trading account	496,522	2.9%
Loans receivable	142,858	0.8%
Net invested assets	$17,235,050	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.0 years, including cash and cash equivalents.

(2)
Investment funds include an investment in publicly traded common stock of HealthEquity, Inc. (HQY), which is carried on the equity method of accounting. At June 30, 2016, the investment in HQY had a carrying value of $50.1 million and a fair value of $363.7 million. Investment funds are net of related liabilities of $2.1 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
June 30, 2016
(Amounts in thousands)

Carrying Value

Australia	$238,363
Argentina	189,683
Canada	161,744
United Kingdom	140,600
Germany	46,177
Supranational (1)	35,706
Brazil	35,581
Norway	33,261
Singapore	6,436
Colombia	6,050
Uruguay	4,738
Total	$898,339

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.